UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Jeremy McNeive, 816-860-5088

Investor Relations Contact: Begonya Klumb, 816-860-7906

UMB Announces Conference Call to Discuss Fourth Quarter Results

Kansas City, Mo. (Jan. 10, 2007) -- UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, will host a conference call to discuss the company's fourth quarter results on January 24, 2007, at 8:30 a.m. (CST.) At that time, UMB Chairman and CEO Mariner Kemper, Chief Operating Officer Peter deSilva and Chief Financial Officer Mike Hagedorn will discuss the company's fourth quarter earnings, which will be released on January 23, 2007.

After opening remarks, the company's management intends to have a question-and-answer session limited to analysts. Other audience members, including company investors and media, may participate in the listen-only call mode. Interested parties may access the call by dialing U.S./Canada: (toll-free) 800-218-0713 or access the following Web link at least 10 minutes before the start of the call:

http://w.on24.com/r.htm?e=34909&s=1&k=4CA8D115B67167B3178D9F436B441A67, or visit www.umb.com to access the link to the live call.

A replay of the conference call may be heard until February 7, 2007, by calling (U.S.) 800-405-2236 or (U.S.) 303-590-3000 and will be available one hour after the call has ended. The replay pass code required for playback is conference ID 11080441#. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area, or via the same link as the live web cast:

http://w.on24.com/r.htm?e=34909&s=1&k=4CA8D115B67167B3178D9F436B441A67. The web cast will be available for 90 days.

About UMB Financial Corporation:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 139 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance.

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